Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the ETF Series Solutions, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the ETF Series Solutions for the period ended February 28, 2018 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the ETF Series Solutions for the stated period.

/s/ Paul R. Fearday Paul R. Fearday President (principal executive officer), ETF Series Solutions	/s/ Kristen M. Weitzel Kristen M. Weitzel Treasurer (principal financial officer), ETF Series Solutions
Dated: May 3, 2018

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by ETF Series Solutions or purposes of Section 18 of the Securities Exchange Act of 1934.